IT Services Agreement between Intelbahn Inc. and ZoidSoft, Inc.

IT SERVICES AGREEMENT

Between
Intelbahn Inc.
(Referred to herein as “Client”)
314 - 837 West Hastings Street, Vancouver BC V6C3N6 And

ZoidSoft, Inc.
(Referred to herein as “ZOIDSOFT”)
205 Hilda Av, Suite 601, Toronto ON M2M4B1

RECITALS:

A.	ZOIDSOFT possesses the requisite technical skill and expertise to perform and deliver the Services as describe herein;

B.	Client desires to retain technical and professional personnel as independent contractors on a per project basis;

NOW THEREFORE THIS AGREEMENT WITNESS THAT in consideration of the mutual promises and covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Parties), the Parties hereto hereby covenant and agree as follows:

1.	SERVICES

(a)	Generally: ZOIDSOFT shall perform information technology consulting services (the “Services”) for and on behalf of Client in accordance with the terms and conditions contained in this Agreement. All such Services shall be performed at the business site of the Client.

(b)	Assigned Personnel: ZOIDSOFT hereby agrees that for the entire Term of this Agreement Daniel Dos Santos shall be assigned to perform the Services herein. ZOIDSOFT may reassign Daniel Dos Santos to other projects, as long as involvement in such projects does not violate the hourly commitments described in this agreement and as long as those involvements do not hinder Daniel Dos Santos capacity to work for the Client.

(c)	Skill: ZOIDSOFT represents that it and Daniel Dos Santos possess sufficient technical experience, knowledge and training to perform the Services and to deliver the Work Product (as hereinafter defined). ZOIDSOFT shall perform all Services for Client in a careful, professional and workmanlike manner.

IT Services Agreement between Intelbahn Inc. and ZoidSoft, Inc.

(d)	Code of Conduct: ZOIDSOFT shall observe all of Client’s rules and policies relating to security of, access to, or use of Client’s premises. ZOIDSOFT shall observe Client’s rules and policies relating to the use of Client’s property. ZOIDSOFT shall comply at all times with all applicable laws, regulations, codes and standards. ZOIDSOFT shall not remove any property of the Client, including any proprietary or confidential information, from the Client’s premises without the prior written consent of Client.

(e)	Provision of Information: With respect to all subject matter, including, without limitation, any and all ideas, processes, designs, methods and know-how, which ZOIDSOFT will disclose or use the performance of the Services, and which are not assigned to Client herein, ZOIDSOFT hereby represents that it has the right to make such disclosure and use without liability to others and such disclosure shall not infringe the Intellectual Property Rights (as hereinafter defined) of any other person.

2.	CLIENT’S OBLIGATIONS

The Client will be responsible for providing and maintaining the microcomputer and development tools necessary for ZOIDSOFT to perform the Services.

3.	TERM

The term of this Agreement shall commence on July 7, 2008 and expire on June 30, 2009 (the “Term”).

4.	FEES AND PAYMENT

(a)	Fees: In consideration of ZOIDSOFT performing the Services herein, Client will pay
ZOIDSOFT fees according to the following schedule, plus applicable taxes:
	i.	A non-recoverable retainer of $28,500.00 due upon execution of this contract.
	ii.	$9,000.00 monthly for the term of the contract.

(b)	Invoicing and Payment: ZOIDSOFT will invoice the Client on the first day of each month in advance of all work. Payment will be due within thirty-five (35) days after receipt of the invoice from ZOIDSOFT. Each invoice shall clearly show and identify the resource person and/or service being charged under the invoice and will include the monthly rate, total charge for the period and applicable GST.

(c)	Expenses: Unless otherwise agreed by the parties, ZOIDSOFT agrees that it will not incur any expenses for Client’s account, without Client’s prior written approval.

(d)	Taxes: Client is responsible for all sales, use, excise, goods and services, value added, and like taxes, except income taxes, which ZOIDSOFT is required to collect for the performance of the Services. Client is not required to pay nor is it liable or responsible for, and ZOIDSOFT agrees to indemnify and hold Client harmless against, any penalty, additional taxes, costs or interest that may be assessed or levied resulting from failure of ZOIDSOFT to file any return, form, or information statement that may be required by any taxing authority. ZOIDSOFT is responsible

IT Services Agreement between Intelbahn Inc. and ZoidSoft, Inc.

for any deductions or remittances, which may be required by law, including without limitation, any premiums related to any unemployment benefit plan, disability insurance plan, health insurance plan, pension plan or any similar benefit plan.

5.	INDEPENDENT CONTRACTOR

ZOIDSOFT is an independent contractor, and this Agreement does not create the relationship of employer and employee, or of principal and agent, between the Client and ZOIDSOFT and/or between the Client and officers, employees or agents of ZOIDSOFT shall have no authority to contract for or bind the Client in any manner and shall not represent itself as an agent of Client or as otherwise authorized to act for or on behalf of Client. ZOIDSOFT and/or Daniel Dos Santos shall have no status as employee or any rights to any benefits that Client grants to its employees. ZOIDSOFT shall perform the Services under the general direction of Client’s project manager. ZOIDSOFT shall determine, in its sole discretion, the manner and the means by which such Services shall be performed, subject to the provisions of this Agreement.

6.	OWNERSHIP

(a)	Intellectual Property Rights: ZOIDSOFT acknowledges and agrees that all worldwide right, title and interest including, without limitation, all Intellectual Property Rights (as hereinafter defined) in and to any and all deliverables, including without limitation software programs, derivative works, products, designs and other results of the services performed hereunder (collectively the “Work Product”) including, without limitation, each and every discovery, invention or improvement which may be conceived or developed as a result of or in connection with the Services performed hereunder, shall be the sole property of Client. To the extent that ZOIDSOFT may, under applicable law, be entitled to claim any ownership interest in the Work Product, and to give effect to the foregoing sentence, ZOIDSOFT hereby agrees to assign, and does hereby assign, to Client all Intellectual Property Rights in and to the Work Product.

(b)	Definition: For the purposes of this Agreement, “Intellectual Property Rights” means (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trademark law, (iv) design patent or industrial design law, (v) semiconductor chip or mask work law, (vi) trade secrets or (vii) any other statutory provision or common law principle applicable to this Agreement or the Services and any Work Product developed hereunder which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions, or know-how generally, including trade secret law, as long as such formulae, algorithms, concepts, inventions, or know- how’s are developed directly in conjunction with or as a result of work done for the Client and not previously developed by ZOIDSOFT or (b) the expression or use of such ideas, formulae algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing;

(c)	Moral Rights: ZOIDSOFT shall obtain, in writing from each of ZOIDSOFT’s employees performing Services hereunder, and in a form satisfactory to Client acting reasonably, a waiver expressly and irrevocably waiving in favour of ZOIDSOFT and Client, any and all moral rights

IT Services Agreement between Intelbahn Inc. and ZoidSoft, Inc.

arising under the Copyright Act (Canada) as amended (or any successor legislation) or at common law that such employee, as author of the Work Product, has with respect to any copyrighted or copyrightable portion of the Work Product (the “Copyright Work”) prepared by such employee, including, without limitation, the right to attribution of authorship, the right to restrain any distortion, mutilation or other modification of the Copyright Work, and the right to prohibit any use of the Copyright Work in association with a product, service, cause or institution that might by prejudicial to such employee’s honour or reputation.

(d)

Further Assurances: During and after the term of this Agreement, ZOIDSOFT shall from time to time as and when requested by Client and at Client’s expense, (i) execute all papers and documents and perform all other acts necessary or appropriate, in the discretion of Client, to evidence or further document Client’s ownership of the Work Product and the Intellectual Property Rights therein, and (ii) assist Client in obtaining, registering, maintaining and defending for Client’s benefit (which defense shall be at Client’s expense except to the extent such defense is made in connection with any claim or other event covered by ZOIDSOFT’s indemnity obligation contained in Section 8(b) hereof), all Intellectual Property Rights in the Work Product in any and all countries as Client may determine in its sole discretion.

7.	WARRANTIES

(a)	Warranties: ZOIDSOFT represents and warrants to Client that:

	(i)	ZOIDSOFT has the full unencumbered right and entitlement to assign all Intellectual Property Rights transferred and assigned in this Agreement and the ownership and exploitation by Client of the Work Product, as contemplated by this Agreement, will not violate or infringe any Intellectual Property Rights of any other person;

	(ii)	title to the Work Product and all media, materials and supplies housing the Work Product delivered hereunder shall pass to Client in accordance with the terms hereof free and clear of all liens and encumbrances;

	(iii)	ZOIDSOFT has made no Intellectual Property Rights registrations of any nature in any jurisdiction in the world in respect of the Work Product including copyright, patent and trade-mark registrations; and

	(iv)	the Work Product is an original work of authorship developed by ZOIDSOFT for Client.

8	INDEMNITY

(a)	Clients Indemnity to ZOIDSOFT: The Client shall indemnify and save harmless ZOIDSOFT, its officers, employees and agents from and against all claims, liabilities and demands arising out of any wrongful or negligent act of the Client, its officers, employees or agents, in relation to the subject matter of this Agreement.

IT Services Agreement between Intelbahn Inc. and ZoidSoft, Inc.

(b)

ZOIDSOFT’s Indemnity to Client: ZOIDSOFT shall defend, indemnify and hold harmless Client, its officers, employees and agents from and against any and all claims, liabilities and demands arising out of any wrongful or negligent act of ZOIDSOFT, its officers, employees or agents, in relation to the subject matter of this Agreement.

9.	TERMINATION

(a)	For Convenience: The agreement may be terminated by the Client or by ZOIDSOFT with thirty (30) days prior written notice.

(b)	For Breach: In addition, this Agreement may be terminated at any time by either party, immediately upon written notice to the other party, if such other party commits or allows any breach of any provision of this Agreement which is incurable or which is curable but not cured within five (5) days after written notice hereof to such party. Termination of this Agreement shall be in addition to any and all other legal rights that either party may have against the other, and all remedies shall be cumulative.

(c)	Effect of termination: Upon the termination of this Agreement for any reason, ZOIDSOFT shall cease performing all Services contemplated hereunder and ZOIDSOFT shall immediately deliver to Client:

(i) all Work Product and all documents, media or items containing, in whole or part, any Confidential Information (as defined in the Confidentiality Agreement);

(ii) all equipment, tools, identification cards, security passes and other materials owned by Client and furnished to ZOIDSOFT to facilitate the performance of the Services by ZOIDSOFT; and

(iii) when requested by Client, a notarized affidavit executed by an officer of ZOIDSOFT certifying that ZOIDSOFT has fully performed all termination obligations contemplated by this Section 9(c) and that no items or copies of the above-mentioned materials remain in ZOIDSOFT’s possession or control.

(d)	Survival: In addition to this Section 9(d), the following Sections shall survive the termination of this Agreement for any reason whatsoever: Sections 4(d) and 9(c) and Articles 6, 7 and 8.

10.	CONFIDENTIALITY

Concurrently with this Agreement, ZOIDSOFT shall execute Client’s standard form Confidentiality Agreement.

11.	MISCELLANEOUS

(a)	Notice: All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is

IT Services Agreement between Intelbahn Inc. and ZoidSoft, Inc.

intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by fax (receipt of which is confirmed, with a copy delivered by certified mail), to the party at the address first set forth above, or such other address as may be designated in writing hereafter, in the same manner, by such party. Any such notification shall be deemed delivered (a) upon receipt, if delivered personally, (b) on the next business day, if sent by national courier service for next business day delivery or if sent by fax.

(b)

Governing Law: This Agreement shall be governed by, and construed and enforced in accordance with, the laws in force in the Province of Ontario (excluding any conflict of laws rule or principles which might refer such construction to the laws of another jurisdiction). The parties hereto agree to submit to the jurisdiction of the courts of the Province of Ontario and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court.

(c)	Modifications: This Agreement may be modified only upon written agreement by the parties hereto.

(d)

Severability: In the event that any provision (or any portion of a provision) of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion of a provision) had never been contained herein in regards to that particular jurisdiction.

(e)	Assignment: Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.

(f)

Entire Agreement: This Agreement contains the entire understanding of the parties concerning the subject matter hereof and supersedes all prior discussions, negotiations and understandings of the parties.

(g)

No Agency. Nothing herein shall be deemed to constitute either Party as an agent, representative or employee of the other Party, or both Parties as joint venturers or partners for any purpose. Each Party shall act solely as an independent contractor and shall not be responsible for the acts or omissions of the other Party. Neither Party will have the authority or right to represent or obligate the other Party in any way except as expressly authorized by this Agreement.

(h)

Counterparts and Facsimile Execution and Delivery: This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a party may send a copy of its original signature on the execution page hereof to the other party by facsimile transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving party as of the date of receipt thereof by the receiving party or such other date as may be specified by the sending party as part of such transmission.

IT Services Agreement between Intelbahn Inc. and ZoidSoft, Inc.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of this 9th day of July, 2008.

ZOIDSOFT, INC.	INTELBAHN INC.

Signature: /s/ Daniel Dos Santos	Signature: /s/ Christine Kilbourn

Daniel Dos Santos	Christine Kilbourn
President & CEO	President